Exhibit 99.2

        SERVICE CORPORATION INTERNATIONAL PROVIDES FINANCIAL OUTLOOK FOR
                                FISCAL YEAR 2006

    HOUSTON, March 2 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) today provided its fiscal year 2006 outlook for anticipated financial results from continuing operations.

Highlights of our outlook for 2006 include the following:

In millions, except earnings per share
 and gross margin percentage
------------------------------------------
Funeral revenues                               $1,100 to $1,130
Funeral gross margin percentage                   18% to 22%
Cemetery revenues                                $545 to $575
Cemetery gross margin percentage                  13% to 18%
General and administrative expenses               $79 to $83
Other income                                      $20 to $25
Interest expense                                 $98 to $102
Depreciation and amortization expense            $110 to $115
Diluted earnings per share from continuing
 operations excluding special items (A)          $.30 to $.34
Cash flows from operations                       $290 to $315

(A) Diluted earnings per share from continuing operations excluding special items is a non-GAAP financial measure. We normally reconcile this financial measure to diluted earnings per share from continuing operations; however, diluted earnings per share from continuing operations calculated in accordance with GAAP is not currently accessible on a forward-looking basis. For a summary of information that is unavailable, see the discussion under "Assumptions" below.

    SUMMARY

    In 2006, we expect to grow revenues in both the funeral and cemetery segments. Funeral revenue growth will primarily come from expected increases in the average revenue per funeral as a result of price increases consistent with inflation implemented in late 2005 and continued implementation of our strategic pricing realignment initiative from product offerings to service offerings. This will help offset expectations that funeral volume will be flat to slightly lower and Kenyon revenues will decline as disaster management services performed in 2005 are not anticipated in 2006. Cemetery revenue growth will be driven by expected increases in cemetery sales production (both atneed and preneed), which will be partially offset by lower legacy revenues associated with constructed cemetery property recognized in 2006.

    Funeral and cemetery gross margins are expected to increase in 2006. We are beginning to develop operating standards that will help us to be more productive and to better utilize our scale and resources. Due to the expected reductions in costs associated with this initiative coupled with increases in revenue, we believe we will be able to overcome significant increases in healthcare costs and inflationary increases in other fixed costs.

    In 2006, we will begin to expense stock options, which will have an estimated non-cash cost of approximately $4 million. We also expect to spend $3 to $5 million to further develop our marketing and long-term strategies. However, general and administrative expenses are expected to decline in 2006 mostly due to reduced costs associated with Sarbanes-Oxley compliance as our internal controls have improved significantly.

    ASSUMPTIONS

    Revenue, gross margin percentage, average revenue per funeral service and number of funeral services performed in our 2006 outlook are intended to be reflective of comparable or "same store" results. For purposes of our 2006 guidance, we consider comparable operations as businesses that were owned during the entire period beginning January 1, 2005 and ending December 31, 2005.

    The outlook for 2006 above provides ranges for certain items on the income statement that could be used to calculate a broad range of diluted earnings per share from continuing operations excluding special items. However, we believe it is more appropriate to use the more likely range of diluted earnings per share provided by us above.

    The guidance range for diluted earnings from continuing operations excluding special items in 2006 assumes an effective tax rate of 35% and assumes the fully diluted weighted average shares outstanding will be approximately 300 million. We have made and intend to make stock repurchases from time to time in the open market or through privately negotiated transactions, subject to acceptable market conditions and normal trading restrictions. There can be no assurance that we will buy our common stock under our share repurchase programs. Important factors that could cause us not to repurchase our shares include, among others, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

    Our outlook for 2006 excludes, but is not limited to, the following because this information is not currently available:

     * Effects from potential acquisitions or dispositions, including gains or losses associated with asset dispositions;

     * Any potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation;

     * Gains or losses associated with the early extinguishment of debt, changes in the capital structure, or foreign currency transactions;

     * Unusual income or losses associated with the Company's merchandise, service or endowment care trust funds;

     * Any potential tax adjustments to reserves, payments, credits or refunds resulting from the Company's pending Internal Revenue Service audit;

     * Any potential cash contributions to our frozen cash balance pension plan; and

     * Any impact from potential accounting changes.

    CASH FLOW

    Cash Flows From Operating Activities

    Historically, we have provided guidance on free cash flow as a non-GAAP financial measure. Beginning in 2006, we will provide detailed information related to cash flow from operating activities as a financial measure. We believe that providing guidance and analysis on cash flows from operating, investing, and financing activities, as defined by GAAP, will increase the clarity and transparency of the Company's financial condition and liquidity. As described below, our cash flow guidance includes detailed information related to cash flows from investing and financing activities. This additional information will provide investors with the necessary information to calculate free cash flow if they should choose to do so.

    For the year ended December 31, 2005, we generated cash flows from operating activities of $312.7 million. Included in 2005 was a receipt of a federal income tax refund of $29.0 million and premiums paid on the early extinguishment of debt of $12.2 million. Excluding these special items, cash flow from operating activities was $295.9 million in 2005. In 2006, we expect cash flows from operating activities to range from $290 to $315 million, which is flat to slightly above prior year excluding the special items described above.

    In order to eliminate the variable interest rate risk in our operating margins and improve transparency in our financial statements, we amended certain of our transportation lease agreements in January 2006. Accordingly, these leases have been converted from operating leases to capital leases for accounting purposes beginning January 1, 2006. As a result, our balance sheet will reflect an increase of assets and related debt of over $80 million. We do not expect the change in lease accounting to have a material impact on our consolidated statement of operations. In 2006, depreciation expense will increase over $20 million; interest expense will increase by approximately $5 million; both of which will be offset by a reduction in operating lease expense of over $25 million compared to 2005. Cash flows from operating activities will increase in 2006 over $20 million compared to 2005 as a result of our change in lease accounting, and will be offset by an increase of the same amount in cash flows from financing activities. This increase to cash flow from operating activities will be partially offset by an increase of approximately $16 million of unusually large long-term incentive compensation payments related to a 2003 award program. Additionally, we do not anticipate paying significant federal or state income taxes in 2006 due to U.S. Federal and state tax loss carry forwards.

    Operationally, in 2006 we expect to see improvements in cash flows from operating activities of over $20 million generated by our North America comparable funeral and cemetery operations. In 2005, we experienced improvements in working capital which helped to increase our cash flows from operating activities over prior years. These positive trends primarily resulted from improved collections of receivables due from customers and due from our preneed trust funds. In 2006, we expect to see a deceleration of these working capital improvements, which will decrease cash flows from operating activities by an estimated $20 million in 2006.

    As a result of the items described above and their related impact on operating cash flows, we expect cash flows from operating activities to be flat year over year.

    Cash Flows From Investing Activities

    We believe that the Company's total capital expenditures in 2006 will range from $105 - $120 million, compared to just under $100 million in 2005. To provide greater transparency about our capital investments, we will begin in 2006 to separately identify cemetery development capital expenditures (as shown in the Proforma table below). Previously, a portion of cemetery development capital expenditures was categorized as growth-oriented capital expenditures in our previous calculation of free cash flow. In 2006, we intend to increase our investments in cemetery development, particularly private family estates, which we believe will help us to grow cemetery revenues and profits. In 2006, we also expect to increase our investment for the construction of new funeral home facilities. Our capital spending outlook for 2006 does not include any amounts for possible acquisitions. We intend to pursue acquisition opportunities, but only if they can be made on favorable terms.

    The following table provides a detail of the Company's 2005 capital spending and outlook for 2006:

                                      As Reported    Proforma       Outlook
    (In millions)                         2005         2005          2006
-----------------------------------   -----------   -----------   ------------
Capital improvements at existing
 facilities                           $      68.5   $      53.0     $50 to $55
Capital expenditures to develop
 cemetery property                           16.4          31.9     $40 to $45
Construction of new funeral home
 facilities                                  11.5          11.5     $15 to $20
Other                                         3.0           3.0
                                      -----------   -----------   ------------
Total capital expenditures            $      99.4   $      99.4   $105 to $120
                                      -----------   -----------   ------------

    Cash Flows From Financing Activities

    During 2006, we expect to pay scheduled debt maturities of approximately $20 million, and capital lease payments of over $20 million as described above. Additionally, we believe that we will pay at least $30 million in cash dividends to shareholders. While we intend to pay regular quarterly dividends for the foreseeable future, all dividends are subject to final determination by the Board of Directors of SCI each quarter after its review of our operating and financial performance.

    Capital Allocations

    We believe the most efficient use of our excess cash is to re-invest in our existing businesses. These capital investments may include the development of high-end cemetery property or the construction of new funeral home facilities. We also believe that the acquisition of additional deathcare operations can leverage our scale and capabilities if the expected returns exceed our cost of capital. To the extent these investment opportunities are not available on favorable terms, we intend to return cash to shareholders through stock repurchases and dividends.

    CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

    The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

     * Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, pension expense and negative currency translation effects.

     * The outcomes of pending lawsuits and proceedings against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

     * Amounts payable by us with respect to our outstanding legal matters exceeding our established reserves.

     * Maintenance of accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required and these amounts will be primarily reversed through the tax provision at the time of resolution. The resolution of these matters is pending the outcome of an Internal Revenue Service audit and other various audits.

     * Our ability to successfully implement our strategic plan related to producing operating improvements and strong cash flows.

     * Changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures and local demographic or economic conditions.

     * Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting and trusting policies.

     * Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.

     * Our ability to successfully access surety and insurance markets at a reasonable cost.

     * Our ability to successfully exploit our substantial purchasing power with certain of our vendors.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2005 Annual Report on Form 10-K, which will be filed in the coming days. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International, headquartered in Houston, Texas, is the leading provider of funeral and cemetery services in the world. We have an extensive network of businesses including 1,058 funeral service locations and 358 cemeteries in North America as of December 31, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director / Investor Relations
                 (713) 525-9088

     Media:      Greg Bolton - Director / Corporate Communications
                 (713) 525-5235

SOURCE  Service Corporation International
    -0-                             03/02/2006
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Greg Bolton, Director of Corporate Communications, +1-713-525-5235, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /